                                                                    EXHIBIT 11

STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


                                                                     Six months ended June 30
                                                                         1995            1996
                                                                  -----------     -----------
                                                                                 (as restated)
Actual Weighted Average Shares Outstanding for the Period           5,485,933       6,319,602
Dilutive Effects of Stock Options and Warrants Using Average
  Market Price                                                              0         279,883
                                                                  -----------     -----------
Total Shares Based on Shares Outstanding and the
  Assumption that All Share Equivalents Are Exercised at
  Average Stock Market Price                                        5,485,933       6,599,485

Additional Dilutive Effect of Stock Options and Warrants Being
  Exercised Using Ending Market Price                                       0         315,658
                                                                  -----------     -----------
Total Shares Based on Shares Outstanding and the
  Assumption That All Stock Options and Warrants are
  Exercised at Ending Market Price                                  5,485,933       6,915,143
                                                                  ===========     ===========

Net Income Applicable to Fully Diluted Earnings Per Share         ($2,518,996)    $   558,028
                                                                  ===========     ===========

Fully Diluted Net Income (Loss) Per Share                         ($      .46)    $       .08
                                                                  ===========     ===========





                                                                   Three months ended June 30
                                                                         1995            1996
                                                                  -----------     -----------
                                                                                 (as restated)
Actual Weighted Average Shares Outstanding for the Period           5,529,772       6,325,026
Dilutive Effects of Stock Options and Warrants Using Average
  Market Price                                                              0         574,039
                                                                  -----------     -----------
Total Shares Based on Shares Outstanding and the
  Assumption that All Share Equivalents Are Exercised at
  Average Stock Market Price                                        5,529,772       6,899,065
Additional Dilutive Effect of Stock Options and Warrants Being
  Exercised Using Ending Market Price                                       0          21,502
                                                                  -----------     -----------
Total Shares Based on Shares Outstanding and the
  Assumption That All Stock Options and Warrants are
  Exercised at Ending Market Price                                  5,529,772       6,920.567
                                                                  ===========     ===========

Net Income Applicable to Fully Diluted Earnings Per Share         ($2,916,490)    $   351,116
                                                                  ===========     ===========

Fully Diluted Net Income (Loss) Per Share                         ($      .53)    $       .05
                                                                  ===========     ===========